                                                                    EXHIBIT 99.1

(INSITUFORM-TECH)(INSU) Insituform Technologies, Inc. Reports Second Quarter Earnings Per Share from Continuing Operations of $0.18

         Chesterfield, MO - July 24, 2003 - Insituform Technologies, Inc. (NASDAQ National Market: INSU) (the "Company") today announced second quarter results.
         Consolidated revenues from continuing operations were $124.8 million for the three months ended June 30, 2003, a 5.3% increase compared to $118.5 million in revenues in the second quarter of 2002. Consolidated income from continuing operations decreased by 40.8% to $4.9 million, or $0.18 per share, compared to $8.2 million, or $0.31 per share, in the second quarter of the prior year. Consolidated net income for the second quarter of 2003 was $4.6 million, or $0.17 per share, including a loss of $0.3 million, or $0.01 per share, from discontinued operations compared to $7.3 million of consolidated net income in the second quarter of 2002, or $0.28 per share, including a loss of $0.03 per share from discontinued operations.

         For the first half of 2003, revenues increased 8.0% to $248.1 million from $229.7 million in the first six months of 2002. Income from continuing operations was $11.2 million, a decrease of 20.7% from $14.2 million in 2002, or $0.42 and $0.53 per share, respectively. Discontinued operations had minimal impact on earnings year-to-date but accounted for a $2.5 million loss, or $0.09 per share, in the first six months of 2002. Consequently, consolidated net income decreased 3.6% to $11.2 million from $11.6 million for the first six months of 2003 compared to the first six months of 2002.

         As a reminder, the preliminary second quarter 2003 earnings discussed by the Company on July 10 included initial estimates of accruals and reserves. These were finalized as part of the closing process, and an additional $0.04 per share of charges were recorded primarily for casualty losses, bad debt, and severance.

         The second quarter 2003 shortfall from the original forecast was due to unanticipated contract completion costs in Elmore, lower margins and losses on some contracts in Kinsel, and a revenue shortfall in two cured-in-place pipe ("CIPP") operations. Results were also impacted by higher-than-expected casualty losses, healthcare claims and write-off of obsolete small diameter equipment and inventory.

         The following earnings presentation details unusual items and is intended to provide insight into results of operations for the second quarter of 2003. The reconciling items highlighted below are the significant charges that were not anticipated in original second quarter 2003 earnings guidance.

EPS from Continuing Operations Adjusted for
  Unanticipated Items                                         $0.28

Losses Incurred to Close-Out Elmore Jobs                      (0.04)
Revised Estimate of Insurance Liability                       (0.03)
Write-off of Obsolete Small Diameter Equipment and Inventory  (0.02)
Other Accrual Adjustments and Severance                       (0.01)

Reported EPS from Continuing Operations                       $0.18
Loss from Discontinued Operations                             (0.01)

Net Income                                                    $0.17

         Operating cash flow from continuing operations improved over the already strong showing from the first quarter of this year. Operating cash flow from continuing operations increased to over 2.5 times income from continuing operations year-to-date. Net debt has fallen to $16.7 million at June 30 compared to $26.1 million at the end of March 2003, and cash on hand increased 41.0% to $117.6 million at June 30 from $83.4 million at March 31, 2003. Continued focus on job close-out and receivable collection in domestic rehabilitation and the collection of receivables from large tunneling projects have yielded a reduction of 6.5% in days sales outstanding since the beginning of the year.

         Orders during the second quarter were strong, particularly in the domestic CIPP business where orders exceeded revenues by 26.9%. However, the distribution of backlog is not even. One of the domestic CIPP units, Kinsel, and the Elmore division of Affholder face sub-optimal backlog levels. These units will continue to confront the challenges posed by their backlog positions for the balance of the year.

         Due to recent management changes, the Company will incur severance costs during the third quarter of 2003. Higher insurance costs are expected to continue to impact margins into the future when compared with prior periods. The combined impact of severance and insurance is expected to be $0.04 to $0.05 per share in the third quarter of 2003.

         The Company has decided that it will not give specific earnings guidance for the third and fourth quarter of 2003.

         Insituform Technologies, Inc. is a leading worldwide provider of proprietary technologies and services for rehabilitating sewer, water and other underground piping systems without digging and disruption. More information about the Company can be found on its Internet site at www.insituform.com.

         This news release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect results include, among others, the competitive environment for the Company's products and services, the geographical distribution and mix of the Company's work, and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not assume a duty to update forward-looking statements. Please use caution and do not place reliance on forward-looking statements.

                          INSITUFORM TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                 For the Three Months                      For the Six Months
                                                                      Ended June 30,                          Ended June 30,
                                                              2003                 2002                 2003                 2002
Revenues                                                   $ 124,778            $ 118,488            $ 248,126            $ 229,663
Cost of revenues                                              95,511               87,491              190,590              169,777
Gross profit                                                  29,267               30,997               57,536               59,886
Selling, general and
  administrative expenses                                     18,982               16,741               36,065               34,396
Operating income                                              10,285               14,256               21,471               25,490
Other expense:
  Interest expense                                            (2,175)              (1,643)              (3,372)              (3,831)
  Other income (expense)                                        (189)                 333                  242                  783
Total other expense                                           (2,364)              (1,310)              (3,130)              (3,048)
Income before
  taxes on income                                              7,921               12,946               18,341               22,442
Taxes on income                                                3,089                4,899                7,153                8,595
Income before
  minority interests,
  equity in earnings and
  discontinued operations                                      4,832                8,047               11,188               13,847
Minority interests in
  net income                                                     (30)                 (37)                 (60)                 (68)
Equity in earnings of
  affiliated companies                                            75                  228                  100                  381
Income from continuing
  operations                                               $   4,877            $   8,238            $  11,228            $  14,160
Loss from discontinued
  operations                                                    (292)                (927)                 (16)              (2,529)
Net income                                                 $   4,585            $   7,311            $  11,212            $  11,631

Earnings per share:
  Basic:
    Income from continuing
      operations                                           $    0.18            $    0.31            $    0.42            $    0.53
    Loss from discontinued
      operations                                              ($0.01)              ($0.03)              ($0.00)              ($0.09)
    Net income                                             $    0.17            $    0.28            $    0.42            $    0.44
  Diluted:
    Income from continuing
      operations                                           $    0.18            $    0.31            $    0.42            $    0.53
    Loss from discontinued
      operations                                              ($0.01)              ($0.03)              ($0.00)              ($0.09)
    Net income                                             $    0.17            $    0.27            $    0.42            $    0.43
Weighted average common
  shares                                                      26,445               26,543               26,487               26,548
Weighted average common
  and equivalent shares                                       26,670               26,819               26,670               26,830

SEGMENT DATA
Revenues

  Rehabilitation                                           $  93,883            $  93,351            $ 186,250            $ 184,793
  Tunneling                                                   26,385               22,249               51,970               37,425
  TiteLiner                                                    4,510                2,888                9,906                7,445
Total revenues                                             $ 124,778            $ 118,488            $ 248,126            $ 229,663

Gross profit
  Rehabilitation                                           $  25,004            $  26,080            $  48,472            $  50,386
  Tunneling                                                    2,773                4,224                5,934                7,275
  TiteLiner                                                    1,490                  693                3,130                2,225
Total gross profit                                         $  29,267            $  30,997            $  57,536            $  59,886

Operating income
  Rehabilitation                                           $   8,589            $  11,904            $  17,403            $  20,530
  Tunneling                                                      976                2,497                2,417                4,363
  TiteLiner                                                      720                 (145)               1,651                  597
Total operating income                                     $  10,285            $  14,256            $  21,471            $  25,490

                          INSITUFORM TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                         June 30, 2003       December 31, 2002
ASSETS
 CURRENT ASSETS
  Cash and cash equivalents                $117,552              $ 75,386
  Receivables, net                           87,258                82,962
  Retainage                                  25,468                23,726
  Costs and estimated earnings
    in excess of billings                    23,952                36,680
  Inventories                                12,481                12,402
  Prepaid expenses and other assets          12,891                13,586
  Assets held for disposal                    4,054                 7,909
 TOTAL CURRENT ASSETS                       283,656               252,651
 PROPERTY AND EQUIPMENT, net                 69,142                71,579
 OTHER ASSETS                               148,716               148,783

TOTAL ASSETS                               $501,514              $473,013

LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
  Current maturities of
    long-term debt and notes
    payable                                $ 18,192              $ 49,360
  Accounts payable and accrued
    expenses                                 68,413                69,776
  Billings in excess of costs
    and estimated earnings                    8,690                 5,992
  Liabilities related to
    discontinued operations                   1,148                 3,293
 TOTAL CURRENT LIABILITIES                   96,443               128,421
 LONG-TERM DEBT, less current
    maturities                              116,078                67,014
 OTHER LIABILITIES                            3,327                 3,530
 TOTAL LIABILITIES                          215,848               198,965
 MINORITY INTEREST                            1,521                 1,430
 STOCKHOLDERS' EQUITY                       284,145               272,618

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                     $501,514              $473,013

                          INSITUFORM TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                             For the Six Months
                                                                                  Ended June 30,
                                                                          2003                   2002

Cash flow from operating activities:
Net income                                                             $  11,212                $  11,631
  Loss from discontinued operations                                           16                    2,529
Income from continuing operations                                         11,228                   14,160
Adjustments to reconcile net income
  to cash provided by operating activities:
  Depreciation                                                             7,247                    7,197
  Amortization                                                               653                      721
  Other                                                                    1,510                   (1,349)
  Deferred income taxes                                                      (20)                      42
Changes in operating assets and
  liabilities, net of assets acquired:
  Receivables, including costs and estimated
    earnings in excess of billings                                         6,690                   (6,098)
  Inventories                                                                (63)                   1,121
  Prepaid expenses and other assets                                          341                   (2,470)
  Accounts payable and accrued expenses                                    1,574                    3,240
Total changes in operating assets and
  liabilities, net of assets acquired                                      8,542                   (4,207)
Net cash provided by operating
  activities of continuing operations                                     29,160                   16,564
Net cash provided (used) by operating
  activities of discontinued operations                                   (1,299)                   1,800
Net cash provided by operating activities                                 27,861                   18,364
Cash flow from investing activities:
  Capital expenditures                                                    (5,734)                 (11,561)
  Proceeds from sale of fixed assets                                         349                    2,520
  Purchase of business, net of cash acquired                                (300)                  (8,484)
  Cash from sale of business                                                   -                    1,515
  Other investing activities                                                 397                     (501)
Net cash used in investing activities                                     (5,288)                 (16,511)
Cash flow from financing activities:
  Proceeds from issuance of common stock                                     185                    1,257
  Purchases of treasury stock                                             (1,417)                  (4,357)
  Repayments of long-term debt                                           (19,271)                 (17,870)
  Issuance of long-term debt                                              65,000                        -
  Increase (decrease) in notes payable                                   (25,778)                   7,929
Net cash provided (used) by financing activities                          18,719                  (13,041)
Effect of exchange rate changes on cash                                      874                      833
Net increase (decrease) in cash and cash
  equivalents for the period                                              42,166                  (10,355)
Cash and cash equivalents,
  beginning of period                                                     75,386                   74,649
Cash and cash equivalents, end of period                                 117,552                   64,294

                          INSITUFORM TECHNOLOGIES, INC.
                                     BACKLOG
                                   (Unaudited)

         The following table highlights backlog for each of the segments and at each date presented (in millions):

         June 30, 2003:

                                                       Apparent
                             Apparent    Unreleased    Low Bid
                             Low Bid     Term          and Unreleased
                             Expected    Expected      Term Available
                  Contract   in Next     in Next       beyond
                  Backlog    12 Months   12 Months     12 Months
Rehabilitation    $102.9     $34.1       $21.3         $12.0
Tunneling           74.9       3.9           -             -
TiteLiner            5.2         -           -             -
Total             $183.0     $38.0       $21.3         $12.0

         December 31, 2002:

                                                       Apparent
                             Apparent    Unreleased    Low Bid
                             Low Bid     Term          and Unreleased
                             Expected    Expected      Term Available
                  Contract   in Next     in Next       beyond
                  Backlog    12 Months   12 Months     12 Months
Rehabilitation    $112.1     $27.2       $34.3         $20.9
Tunneling          110.0         -           -             -
TiteLiner            5.1         -           -             -
Total             $227.2     $27.2       $34.3         $20.9

Contract backlog is management's expectation of revenues to be generated from received, signed, uncompleted contracts whose cancellation is not anticipated at the time of reporting. Reported contract backlog excludes any term contract amounts for which there is not specific and determinable work released. The backlog at December 31, 2002 included $25.6 million of unreleased term contracts associated with the Jacksonville Electric Authority ("JEA") term contract. At December 31, 2002, the JEA term contract backlog was allocated $10 million to unreleased term expected in the next 12 months and $15.6 million expected beyond 12 months. At June 30, 2003, all remaining JEA term contract backlog, amounting to $15.5 million, was eliminated from backlog due to changes in planned releases from the customer.

CONTACT:  Insituform Technologies, Inc.
          Joseph A. White, Vice President and CFO
          (636) 530-8000